                                                           Registration No. 333-

   As filed with the Securities and Exchange Commission on September 21, 2000
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 -------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 -------------

                          LONE STAR TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                     75-2085454
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
 of incorporation or organization)

 15660 NORTH DALLAS PARKWAY, SUITE 500
            DALLAS, TEXAS                                  75248
(Address of Principal Executive Offices)                (Zip Code)


                                   ---------
             LONE STAR TECHNOLOGIES, INC. DEFERRED COMPENSATION PLAN
                            (Full title of the Plan)
                                   ---------

           ROBERT F. SPEARS, ESQ.                             COPY TO:
VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY          DAVID E. MORRISON, ESQ.
        LONE STAR TECHNOLOGIES, INC.                  THOMPSON & KNIGHT L.L.P.
    15660 NORTH DALLAS PARKWAY, SUITE 500                1700 PACIFIC AVENUE
             DALLAS, TEXAS 75248                             SUITE 3300
   (Name and address of agent for service)               DALLAS, TEXAS 75201
                                                           (214) 969-1700

               (972) 770-6419
       (Telephone number, including
     area code, of agent for service)

                                          CALCULATION OF REGISTRATION FEE
-----------------------  -----------------------  ----------------------  -----------------------  ----------------------
       Title of                                          Proposed            Proposed Maximum              Amount
      Securities                 Amount                  Maximum                 Aggregate                   of
         to be                    to be               Offering Price             Offering               Registration
      Registered              Registered(1)            per Share(2)                Price                    Fee
-----------------------  -----------------------  ----------------------  -----------------------  ----------------------
     Common Stock,
    par value $1.00           50,000 shares               $48.82                 $2,441,000                 $644.42
       per share
-----------------------  -----------------------  ----------------------  -----------------------  ----------------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, shares issuable upon any stock split, stock dividend or similar transaction with respect to these shares are also being registered hereunder.

(2) Computed in accordance with Rule 457(h) under the Securities Act of 1933 on the basis of the average of the high and low sales prices ($48.82) of the Common Stock reported on the New York Stock Exchange on September 15, 2000.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  PLAN INFORMATION.*

Item 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

     * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:

         (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, and Amendment No. 1 thereto on Form 10-K/A;

         (2) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 1999; and

         (3) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A of the Registrant filed with the Securities and Exchange Commission on April 9, 1997, including any amendment or report filed for the purpose of updating such description.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         In accordance with Section 102(b)(7) of the Delaware General Corporation Law ("DGCL"), Registrant's Certificate of Incorporation includes a provision that, to the fullest extent permitted by law, limits the personal liability of members of its Board of Directors to Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director to a total of $25,000. Such provision does not eliminate or limit the liability of a director for (1) any breach of a director's duty of loyalty to Registrant or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of a law, (3) paying an unlawful dividend or approving an illegal stock repurchase (as provided in Section 174 of the DGCL) or (4) any transaction from which the director derived an improper personal benefit.

         Under Section 145 of the DGCL, the Registrant has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, reasonably incurred in connection with such action, suit or proceeding. The power to indemnify applies only if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

         In the case of an action by or in the right of the Registrant, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant unless and only to the extent that the court of chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 of the DGCL further provides that to the extent a director or officer of the Registrant has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, that person shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred in connection therewith.

         The Registrant also has the power to purchase and maintain insurance on behalf of any person covering any liability incurred in that person's capacity as a director, officer, employee or agent of the corporation, or arising out of that person's status as such, whether or not the corporation would have the power to indemnify against the liability.

         The Certificate of Incorporation and Bylaws provide that the Registrant will indemnify its officers and directors and former officers and directors against any expenses, liability or loss reasonably incurred or suffered by such persons as a result of having acted as an officer or director of the Registrant, or, at the request of the Registrant, as an officer, director, agent or employee of another business entity. The Certificate of Incorporation and Bylaws further provide that the Registrant may, by action of its Board of Directors, provide indemnification to employees and agents of the Registrant with the same scope and effect as the indemnification of directors and officers.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

Item 8.  EXHIBITS.

         5.1      Opinion of Thompson & Knight L.L.P.

        23.1 Consent of Thompson & Knight L.L.P. (included in the opinion of Thompson & Knight L.L.P. filed herewith as Exhibit 5.1)

        23.2 Consents of Arthur Andersen LLP, independent auditors (Dallas, Texas and Tulsa, Oklahoma offices).

        24.1 Power of Attorney (included on the signature page of this Registration Statement)

Item 9.  UNDERTAKINGS.

         (a)      The Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:

                           (i)      To include any prospectus required by
                  Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 21st day of September, 2000.

                LONE STAR TECHNOLOGIES, INC.
                (Registrant)

                By: /S/ Rhys J. Best
                    ------------------------------------------------------------
                        Rhys J. Best
                        Chairman of Board, Chief Executive Officer and President

         KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of Lone Star Technologies, Inc. hereby constitutes and appoints Rhys J. Best, Robert F. Spears and Charles J. Keszler, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                                Title                                              Date
---------                                -----                                              ----
/s/ Rhys J. Best                         Chairman, Chief Executive Officer, President       September 21, 2000
-------------------------------------    and Director (Principal Executive Officer)
Rhys J. Best

/s/ Charles J. Keszler                   Vice President - Finance and Treasurer             September 21, 2000
-------------------------------------    (Principal Financial and Accounting Officer)
Charles J. Keszler

/s/ Charles L. Blackburn                 Director                                           September 21, 2000
-------------------------------------
Charles L. Blackburn

/s/ Frederick B. Hegi, Jr.               Director                                           September 21, 2000
-------------------------------------
Frederick B. Hegi, Jr.

/s/ James E. McCormick                   Director                                           September 21, 2000
-------------------------------------
James E. McCormick

/s/ Joseph McHugh                        Director                                           September 21, 2000
-------------------------------------
M. Joseph McHugh

/s/ Thomas M. Mercer, Jr.                Director                                           September 21, 2000
-------------------------------------
Thomas M. Mercer, Jr.

/s/ Alfred M. Micallef                   Director                                           September 21, 2000
-------------------------------------
Alfred M. Micallef

/s/ Jerry E. Ryan                        Director                                           September 21, 2000
-------------------------------------
Jerry E. Ryan

                                INDEX TO EXHIBITS

       Exhibit
       Number                        Exhibit
       ------                        -------
         5.1               Opinion of Thompson & Knight L.L.P.

        23.1               Consent of Thompson & Knight L.L.P.
                           (included in Exhibit 5.1).

        23.2               Consents of Arthur Andersen LLP, independent auditors
                           (Dallas, Texas and Tulsa, Oklahoma offices).

        24.1 Power of Attorney (included on the signature page of this Registration Statement)





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